Exhibit 99.2

1 First Quarter 2016 Financial and Operating Results April 2016 Customer Trading Metrics May 6, 2016

2 This presentation may contain "forward - looking statements" within the meaning of Section 27 A of the Securities Act of 1933 , Section 21 E of the Securities Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995 , which reflect FXCM's current views with respect to, among other things, its operations and financial performance in the future . These forward - looking statements are not historical facts and are based on current expectations, estimates and projections about FXCM's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control . Accordingly, readers are cautioned that any such forward - looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the events that took place in the currency markets on January 15 , 2015 and their impact on FXCM's capital structure, risks associated with FXCM's ability to recover all or a portion of any capital losses, risks relating to the ability of FXCM to satisfy the terms and conditions of or make payments pursuant to the terms of the credit agreement and letter agreement with Leucadia, risks related to FXCM's dependence on FX market makers, market conditions, risks associated with the outcome of any potential litigation or regulatory inquiries to which FXCM may become subject as a result of the cybersecurity incident that was reported in a press release on October 1 , 2015 , risks associated with potential reputational damage to FXCM resulting from this cybersecurity incident, and the extent of remediation costs and other additional expenses that may be incurred by FXCM as a result of this security incident, and those other risks described under "Risk Factors" in FXCM Inc . 's Annual Report on Form 10 - K, FXCM Inc . ’s latest Quarterly Report on Form 10 - Q, and other reports or documents FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec . gov . This information should also be read in conjunction with FXCM's Consolidated Financial Statements and the Notes thereto contained in FXCM's Annual Report on Form 10 - K, FXCM Inc . ’s latest Quarterly Report on Form 10 - Q and in other reports or documents the FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec . gov . FXCM undertakes no obligation to publicly update or review any forward - looking statement, whether as a result of new information, future developments or otherwise . Non - GAAP Financial Measures : This presentation presents certain non - GAAP financial measures . These measures should not be considered in isolation from, or as a substitute for, measures prepared in accordance with generally accepted accounting principles . See the appendix to this presentation for reconciliations of these non - GAAP financial measures to the most comparable measures calculated and presented in accordance with GAAP . Safe Harbor

3 A Message From Management Operational: Our success is evident in a number of year over year metrics. Customer loyalty and brand strength remain strong. We continue to onboard new smaller clients to our dealing desk offering which has grown to 19% of retail volume as of March 31, 2016. Our enhanced CFD offering launched in October 2015 has been gaining traction throughout Q1 2016. Both initiatives have helped raise our retail trading revenue per million traded by 7.5% over the previous quarter to $72/million. The firm believes these initiatives, as well as the data products and enhanced technology that we are working on, will continue to satisfy a diverse group of customers both large and small, novice and sophisticated . We believe 2016 will be a growth year for FXCM. The firm’s 150 person technology staff, many of its financial resources and sales efforts are focusing purely on the retail client. FXCM will be introducing innovations during 2016 which include more data, faster connectivity and other enhancements to ensure FXCM continues to be one of the foremost retail FX franchises for years to come. Our value proposition to the customer remains strong and we continue to invest in innovating the retail offering and improving our core services. We aim to be the primary provider for diverse market segments and believe that with our exceptional execution, multiple platform offerings, data and connectivity solutions we have a unique value proposition for the retail client base. With an improved environment for retail FX trading along with the clarity and stability that the renegotiated agreements with Leucadia will bring FXCM, we have the potential to grow metrics to levels well above those we achieved prior to January 15 th 2015. As we mentioned last quarter, Leucadia and FXCM announced they have entered into a memorandum of understanding (the “MOU”) to amend the terms of their Amended and Restated Credit Agreement (the “Credit Agreement”), and their Amended and Restated Letter Agreement (the “Letter Agreement”), each dated January 24, 2015. The nonbinding MOU remains subject to the execution of definitive agreements and Board and regulatory approvals . Leucadia and FXCM expect to complete the amendments by June 2016.

4 A Message From Management Continued Financial: While we were pleased with the performance of continuing operations, discontinued operations did not perform as well, but we are optimistic about the changes we are making to drive their future growth. Highlights for Q1 2016 include: A 173% increase in Adjusted EBITDA year over year from $3.4 million in Q1 2015 to $9.3 million in Q1 2016 from continuing operations. Adjusted revenues from continuing operations were $ 71.6 million, an increase from $70.0 million in Q1 2015 and up from $ 67.1 million from the prior quarter. Our net income from continuing ops attributable to FXCM was $61.3 million, or $10.94 a share. Please note that this includes a $ 110.8 million non - cash gain on the derivative liability due to the Leucadia Letter Agreement. Our cash position remains stable and is very similar to where it was at year - end, with combined continuing and discontinued operations cash of $235.7 million and a regulatory surplus of $ 107 million. Based on the current market environment, the key metrics on our retail FX business are healthy. Total active accounts increased 3% year over year, daily average trades increased 21% and total customer equity as of March 31, 2016 was $633.2 million. The firm is maintaining its cost control efforts by continuing to reduce our key operating expenses while maintaining them at a level that will assist in enhancing our future earnings growth.

5 Q1 2016 Highlights Financial • Net revenues from continuing operations of $71.5 million • Net Income from continuing operations attributable to FXCM Inc. of $61.3 million or $10.94/share — Includes a non - cash item: $110.8 million non - cash gain on derivative liability (Leucadia Letter Agreement) • Adjusted EBITDA (continuing and discontinued ops) of $10.3 million • $9.3 million of Adjusted EBTIDA coming from continuing operations Operating (continuing operations only) • Retail trading revenue per million traded of $72/MM up 7.5% vs. $67/MM in Q4/15. • Retail volume of $931 billion for Q1/16 relatively consistent with Q1/15 • Dealing Desk (“DD”) initiative for smaller clients reached 19% of retail volume in Q1 2016 vs. 16% in Q4 2015 • Tradable accounts increased by 5,732 or 3.5% to 167,364 since 12/31/15

6 Q1 2016 Highlights • $203 million in operating cash in our continuing operations vs. $207 million at 12/31/15 • Together with discontinued operations, FXCM had $236 million in operating cash at 3/31/16 • FXCM’s regulatory capital position • Minimum regulatory capital requirements in continuing ops (US, UK & Australia) and discontinued ops of $60 million and regulatory capital of $167 million , a surplus of $107 million Continuing Ops Disc Ops Combined Continuing Ops Disc Ops Combined Cash & Cash Equivalents $ 208,093 $ 10,788 $ 218,881 $ 203,854 $ 10,786 $ 214,640 Due From Brokers 280 22,038 22,318 3,781 22,234 26,015 Due to Brokers (5,523) (25) (5,548) (1,073) - (1,073) Operating Cash $ 202,850 $ 32,801 $ 235,651 $ 206,562 $ 33,020 $ 239,582 March 31, 2016 December 31, 2015

7 Retail FX (1) 14.8 15.4 14.7 14.7 14.5 8 9 10 11 12 13 14 15 16 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Retail ADV ($’s Billions) $67 $54 $56 $67 $72 $25 $35 $45 $55 $65 $75 $85 $95 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Retail $ / Million 521.6 531.6 563.1 501.0 632.6 200 300 400 500 600 700 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Daily Average Revenue Trades (DARTs, 000’s) 281 326 328 301 308 369 344 321 392 362 187 235 220 167 167 98 96 103 96 94 0 200 400 600 800 1000 1200 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Volume by Region ($’s Billions) Asia EMEA US ROW (1) Retail FX data excludes discontinued operations of FXCM Japan and FXCM Hong Kong.

Financial Summary

Three Months Ended March 31, 2016 and 2015
(unaudited)

($'s in Thousands)

	Three Months Ended March 31, 2016						Three Months Ended March 31, 2015						
	Continuing Ops	Adjust.	Adj Continuing Ops	Disc Ops	Adjust.	Adjusted Combined	Continuing Ops	Adjust.	Adj Continuing Ops	Disc Ops	Adjust.	Adjusted Combined	Change in Adjusted Combined
Trading Revenue[1]	$ 69,747	$ -	$ 69,747	$ 6,336	$ -	$ 76,083	$ 69,214	$ -	$ 69,214	$ 26,282	$ -	$ 95,496	$ (19,413)
Interest	330	-	330	129	-	459	118	-	118	152	-	270	189
Other[2]	1,438	44	1,482	-	-	1,482	145,858	(145,224)	634	2,395	-	3,029	(1,547)
Adjusted Total Revenues	**71,515**	**44**	**71,559**	**6,465**	**-**	**78,024**	**215,190**	**(145,224)**	**69,966**	**28,829**	**-**	**98,795**	**(20,771)**
									-				
Compensation and benefits	24,826	-	24,826	41	-	24,867	25,039	-	25,039	7,035	-	32,074	(7,207)
Referring broker fees	10,646	-	10,646	-	-	10,646	16,069	-	16,069	208	-	16,277	(5,631)
Advertising and marketing	5,468	-	5,468	-	-	5,468	2,817	-	2,817	512	-	3,329	2,139
Communication and technology	7,605	-	7,605	1,497	-	9,102	9,517	-	9,517	2,287	-	11,804	(2,702)
Trading costs	888	-	888	3,610	-	4,498	1,140	-	1,140	5,748	-	6,888	(2,390)
General and administrative[3]	14,101	(1,486)	12,615	505	-	13,120	13,655	(1,837)	11,818	1,995	-	13,813	(693)
Bad debt expense[4]	-	-	-	-	-	-	256,915	(256,915)	-	8,408	(8,408)	-	-
Adjusted Operating Expenses	**63,534**	**(1,486)**	**62,048**	**5,653**	**-**	**67,701**	**325,152**	**(258,752)**	**66,400**	**26,193**	**(8,408)**	**84,185**	**(16,484)**
(Loss) gain on equity method investments, net[5]	(189)	-	(189)	832	(679)	(36)	(151)	-	(151)	75	-	(76)	40
Adjusted EBITDA	**$ 7,792**	**$ 1,530**	**$ 9,322**	**$ 1,644**	**$ (679)**	**$ 10,287**	**$(110,113)**	**$ 113,528**	**$ 3,415**	**$ 2,711**	**$ 8,408**	**$ 14,534**	**$ (4,247)**

Footnotes:

(1) Included in Q1 2016 continuing ops is $67.4 million from Retail and $2.3 million from FXCM Pro. Included in Q1 2016 discontinued ops is $6.4 million from Lucid and $(0.1) million from V3.
Included in Q1 2015 continuing ops is $62.8 million from Retail and $6.4 million from FXCM Pro. Included in Q1 2015 discontinued ops is $3.0 million from Retail, $13.4 million from Lucid, $7.9 million from V3 and $2.0 million from Faros.

(2) Represents a $0.1 million charge in Q1 2016 for tax receivable agreement payments, and the elimination of a $145.2 million noncash benefit in Q1 2015 attributable to the reduction of our tax receivable agreement contingent liability to zero.

(3) Represents $1.5 million of legal and other professional fees in Q1 2016, including legal fees resulting from the January 15, 2015 SNB event, fees related to the Leucadia debt restructuring and other professional fees related to the Stockholders Rights Plan and $1.8 million of legal and other professional fees in Q1 2015, including legal fees resulting from the SNB event and professional fees related to the Stockholders Rights Plan.

(4) Represents the net bad debt expense related to client debit balances associated with the January 15, 2015 SNB event.

(5) Represents the gain on the disposition of an equity method investment related to V3 of $0.7M.

8

9 Sequential Operating Expenses (1) Three Months Ended March 31, 2015 – March 31, 2016 ( unaudited) ($’s in Thousands) (1) These figures are based on Non - GAAP financial results. Please see reconciliations of these measures to the most directly compar able GAAP measures in the previous slide for Three Months Ended March 31, 2016 and Three Months Ended March 31, 2015 and in the appendix to this presentation for Three Months Ended December 31, 2015, Three Months Ended September 30, 2015 and Three Months Ended June 30, 2015. March 31, 2016 December 31, 2015September 30, 2015 June 30, 2015 March 31, 2015 Adj Continuing Ops Adj Continuing Ops Adj Continuing Ops Adj Continuing Ops Adj Continuing Ops Compensation and benefits 24,826$ 20,969$ 23,948$ 23,457$ 25,039$ Referring broker fees 10,646 11,125 13,032 14,601 16,069 Advertising and marketing 5,468 4,516 4,116 3,483 2,817 Communication and technology 7,605 7,473 7,312 9,243 9,517 Trading costs 888 1,005 847 960 1,140 General and administrative 12,615 11,889 11,555 11,520 11,818 Total Operating Expenses 62,048$ 56,977$ 60,810$ 63,264$ 66,400$ Three Months Ended

10 Balance Sheet As of March 31, 2016 and December 31, 2015 ( unaudited, condensed) ($’s in Thousands) March 31, 2016 December 31, 2015 March 31, 2016 December 31, 2015 Assets Liabilities and Stockholders' Deficit Current assets Current liabilities Cash and cash equivalents 208,093$ 203,854$ Customer account liabilities 633,151$ 685,043$ Cash and cash equivalents, held for customers 633,151 685,043 Accounts payable and accrued expenses 37,441 38,298 Due from brokers 280 3,781 Due to brokers 5,523 1,073 Accounts receivable, net 1,406 1,636 Due to related parties pursuant to tax receivable agreement - 145 Other current assets 62 1,766 Current liabilities held for sale 15,045 14,510 Current assets held for sale 200,971 233,937 Total current liabilities 691,160 739,069 Total current assets 1,043,963 1,130,017 Deferred tax liability 505 719 Deferred tax assets 14 14 Senior convertible notes 156,021 154,255 Office, communication and computer equipment, net 36,125 35,891 Credit agreement 157,636 147,262 Goodwill 27,364 28,080 Derivative liability — Letter Agreement 337,627 448,458 Other intangible assets, net 11,819 13,782 Other liabilities 15,121 16,044 Notes receivable 7,881 7,881 Total liabilities 1,358,070 1,505,807 Other assets 10,753 11,421 Stockholders’ Deficit Total assets 1,137,919$ 1,227,086$ Total stockholders’ deficit (220,151) (278,721) Total liabilities and stockholders’ deficit 1,137,919$ 1,227,086$

11 Update – Leucadia Debt / Non - Core Asset Sales ■ Have repaid $117 million of principal due to Leucadia with $193 million outstanding ■ While remaining non - core assets are being actively marketed, we believe greater value can be realized through additional time to complete asset sales Entity FXCM Ownership Notes FXCM Japan 100% Sold for $62M FXCM Hong Kong 100% Sold for $38M FXCM Securities (UK) 100% Sold for $2M FastMatch 35% Institutional JV with Credit Suisse; in process Lucid 50.1% Leading non - bank FX market maker in UK; in process V3 Markets 50.1% Chicago based multi - asset HF proprietary trader; in process

12 180 178 172 176 176 177 160 165 170 175 180 185 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 Retail Active Accounts $14.2 $14.7 $16.5 $14.7 $12.7 $13.7 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 Retail ADV US Billions $41 $36 $36 $53 $83 $75 $- $15 $30 $45 $60 $75 $90 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 Institutional Monthly Trading Volume US Billions $2.0 $1.6 $1.8 $2.5 $3.6 $3.5 $- $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 Institutional ADV US Billions April 2016 Customer Trading Metrics from Continuing Operations . Thousands 488 501 690 654 563 585 200 400 600 800 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 Retail DARTs Thousands More information, including historical results for each of the above metrics, can be found on the investor relations page of FXCM's corporate website here: Customer Trading Metrics $298 $323 $331 $309 $291 $287 $200 $250 $300 $350 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 Retail Monthly Trading Volume US Billions

13 Summary • With initiatives set forth in 2015 and 2016, we have experienced an increase in Revenue per Million and accelerated growth in tradeable accounts in Q1 2016 • FXCM is committed to selling the remaining non - core assets, but we believe greater value can be realized with additional time to complete asset sales • Leucadia has demonstrated its commitment to FXCM to provide greater financial flexibility on the credit agreement, enhance future growth by taking a direct stake in the operations and provide additional marketing strength for FXCM going forward • We continue to work on technology projects to enhance our overall product offering and client base

14 Appendix

Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures*

3 Months Ended March 31, 2016 and 2015 (000's, unaudited)

($'s in Thousands)

Reconciliation of U.S. GAAP Reported to Non-GAAP Adjusted Measures[1]
Three Months Ended March 31,

	2016			2015		
	Continuing Ops	Disc Ops	Combined	Continuing Ops	Disc Ops	Combined
Net income (loss)	**$ 90,244**	**$ (31,068)**	**$ 59,176**	**$ (629,396)**	**$ (98,598)**	**$ (727,994)**
EBITDA and Other Adjustments						
Depreciation and amortization	7,244	-	7,244	7,020	12,359	19,379
Interest on borrowings	20,553	-	20,553	30,559	-	30,559
(Gain) loss on derivative liability - Letter Agreement	(110,831)	-	(110,831)	292,429	-	292,429
Goodwill and held for sale impairment	-	31,511	31,511	9,513	81,364	90,877
Income tax provision	582	-	582	179,762	4,900	184,662
EBITDA and Other Adjustments	**7,792**	**443**	**8,235**	**(110,113)**	**25**	**(110,088)**
Adjustments						
Net Revenues[2]	44	-	44	(145,224)	-	(145,224)
Allocation of net income to Lucid members for services provided[3]	-	1,201	1,201	-	2,686	2,686
General and administrative[4]	1,486	-	1,486	1,837	-	1,837
Bad debt expense[5]	-	-	-	256,915	8,408	265,323
Gain on disposition of equity method investment[6]	-	(679)	(679)	-	-	-
Adjusted EBITDA	**$ 9,322**	**$ 965**	**$ 10,287**	**$ 3,415**	**$ 11,119**	**$ 14,534**

15

* See footnotes following

16 Reconciliation of GAAP Reported to Non - GAAP Adjusted Financial Measures 3 Months Ended March 31, 2016 and 2015 (footnotes ) (1) The presentation includes Non - GAAP financial measures. These Non - GAAP financial measures reflect adjustments that are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with U.S. GAAP. (2) Represents a $0.1 million charge in Q1 2016 for tax receivable agreement payments and the elimination of a $145.2 million noncash benefit in Q1 2015 attributable to the reduction of our tax receivable agreement contingent liability to zero. (3) Represents the elimination of the 49.9% of Lucid’s earnings allocated among the non - controlling interests recorded as compensation for U.S. GAAP purposes included in discontinued operations. (4) Represents $1.5 million of legal and other professional fees in Q1 2016, including legal fees resulting from the January 15, 2015 SNB event, fees related to the Leucadia debt restructuring and other professional fees related to the Stockholders Rights Plan and $1.8 million of legal and other professional fees in Q1 2015, including legal fees resulting from the SNB event and professional fees related to the Stockholders Rights Plan. (5) Represents the net bad debt expense related to client debit balances associated with the January 15, 2015 SNB event. (6) Represents the gain on the disposition of an equity method investment related to V3 of $0.7M .

Financial Summary

Three Months Ended December 31, 2015 and 2014 (unaudited)

($'s in Thousands)

	Three Months Ended December 31, 2015						Three Months Ended December 31, 2014						
	Continuing Ops	Adjust.	Adj Continuing Ops	Disc Ops	Adjust.	Adjusted Combined	Continuing Ops	Adjust.	Adj Continuing Ops	Disc Ops	Adjust.	Adjusted Combined	Change in Adjusted Combined
Trading Revenue[1]	$ 65,370	$ -	$ 65,370	$ 11,346	$ -	$ 76,716	$ 93,485	$ -	$ 93,485	$31,173	$ -	$ 124,658	$ (47,942)
Interest	366	-	366	25	-	391	297	-	297	80	-	377	14
Other[2]	1,258	145	1,403	898	-	2,301	7,964	(7,103)	861	1,676	-	2,537	(236)
Adjusted Total Revenues	**66,994**	**145**	**67,139**	**12,269**	**-**	**79,408**	**101,746**	**(7,103)**	**94,643**	**32,929**	**-**	**127,572**	**(48,164)**
Compensation and benefits[3]	20,969	-	20,969	3,176	-	24,145	19,081	(1,512)	17,569	6,352	-	23,921	224
Referring broker fees	11,125	-	11,125	-	-	11,125	24,110	-	24,110	125	-	24,235	(13,110)
Advertising and marketing	4,516	-	4,516	-	-	4,516	3,328	-	3,328	686	-	4,014	502
Communication and technology	7,473	-	7,473	1,720	-	9,193	8,605	-	8,605	2,107	-	10,712	(1,519)
Trading costs	1,005	-	1,005	3,662	-	4,667	2,567	-	2,567	7,004	-	9,571	(4,904)
General and administrative[4]	19,202	(7,313)	11,889	2,099	(1,453)	12,535	12,087	-	12,087	1,823	-	13,910	(1,375)
Bad debt expense[5]	(353)	353	-	-	-	-	-	-	-	-	-	-	-
Adjusted Operating Expenses	**63,937**	**(6,960)**	**56,977**	**10,657**	**(1,453)**	**66,181**	**69,778**	**(1,512)**	**68,266**	**18,097**	**-**	**86,363**	**(20,182)**
(Loss) gain on equity method investments, net	**(168)**	**-**	(168)	**(446)**	**-**	(614)	**(116)**	**-**	(116)	**(282)**	**-**	(398)	(216)
Adjusted EBITDA	**$ 2,889**	**$ 7,105**	**$ 9,994**	**$ 1,166**	**$1,453**	**$ 12,613**	**$ 31,852**	**$(5,591)**	**$ 26,261**	**$14,550**	**$ -**	**$ 40,811**	**$ (28,198)**

Footnotes:

(1) Included in Q4 2015 continuing ops is $63.7 million from Retail and $1.6 million from FXCM Pro. Included in Q4 2015 discontinued ops is $4.7 million from Lucid and $6.6 million from V3.

Included in Q4 2014 continuing ops is $83.9 million from Retail and $9.5 million from FXCM Pro. Included in Q4 2014 discontinued ops is $9.9 million from Retail, $13.1 million from Lucid, $6.2 million from V3 and $2.0 million from Faros.

(2) Represents the $0.1 million charge in Q4 2015 and the elimination of a $7.1 million benefit in Q4 2014 attributable to the remeasurement of our tax receivable agreement liability to reflect a revised effective tax rate.

(3) Represents the elimination of stock-based compensation associated with the IPO of $1.5 million in Q4 2014.

(4) Represents the elimination of a $6.8 million reserve recorded against an uncollected broker receivable, $0.8 million of legal fees resulting from the January 15, 2015 SNB event and other professional fees, $0.5 million of costs related to the cyber incident and a recovery of $0.8 million related to a settlement related to a settlement of a lawsuit, all recorded in continuing operations for Q4 2015, and a $1.5 million reserve for restitution related to pre-August 2010 trade execution practices recorded in discontinued operations in Q4 2015.

(5) Represents a recovery against the net bad debt expense related to client debit balances associated with the January 15, 2015 SNB event.

17

Financial Summary

Three Months Ended September 30, 2015 and 2014
(unaudited)

($'s in Thousands)

	Three Months Ended September 30, 2015						Three Months Ended September 30, 2014						
	Continuing Ops	Adjust.	Adj Continuing Ops	Disc Ops	Adjust.	Adjusted Combined	Continuing Ops	Adjust.	Adj Continuing Ops	Disc Ops	Adjust.	Adjusted Combined	Change in Adjusted Combined
Trading Revenue[1]	$ 56,247	$ -	$ 56,247	$ 13,386	$ -	$ 69,633	$ 88,696	$ -	$ 88,696	$23,547	$ -	$ 112,243	$ (42,610)
Interest	282	-	282	-	-	282	345	-	345	93	-	438	(156)
Other[2]	3,053	-	3,053	1,430	-	4,483	2,344	(360)	1,984	1,122	-	3,106	1,377
Adjusted Total Revenues	**59,582**	**-**	**59,582**	**14,816**	**-**	**74,398**	**91,385**	**(360)**	**91,025**	**24,762**	**-**	**115,787**	**(41,389)**
Compensation and benefits[3]	23,948	-	23,948	731	-	24,679	23,317	(2,232)	21,085	4,255	-	25,340	(661)
Referring broker fees	13,032	-	13,032	-	-	13,032	20,735	-	20,735	263	-	20,998	(7,966)
Advertising and marketing	4,116	-	4,116	15	-	4,131	4,067	-	4,067	1,004	-	5,071	(940)
Communication and technology	7,312	-	7,312	2,061	-	9,373	10,451	-	10,451	2,983	-	13,434	(4,061)
Trading costs	847	-	847	4,178	-	5,025	2,394	-	2,394	5,627	-	8,021	(2,996)
General and administrative[4]	12,861	(1,306)	11,555	978	-	12,533	14,872	(3,116)	11,756	2,347	-	14,103	(1,570)
Adjusted Operating Expenses	**62,116**	**(1,306)**	**60,810**	**7,963**	**-**	**68,773**	**75,836**	**(5,348)**	**70,488**	**16,479**	**-**	**86,967**	**(18,194)**
(Loss) gain on equity method investments, net	**(111)**	-	(111)	**(320)**	-	(431)	**(137)**	-	(137)	**(239)**	-	(376)	(55)
Adjusted EBITDA	**$ (2,645)**	**$ 1,306**	**$ (1,339)**	**$ 6,533**	**$ -**	**$ 5,194**	**$ 15,412**	**$4,988**	**$ 20,400**	**$ 8,044**	**$ -**	**$ 28,444**	**$ (23,250)**

Footnotes:

[1] Included in Q3 2015 continuing ops is $54.2 million from Retail and $2.1 million from FXCM Pro. Included in Q3 2015 discontinued ops is $1.1 million from Retail, $10.4 million from Lucid and $1.9 million from V3.

Included in Q3 2014 continuing ops is $81.3 million from Retail and $7.4 million from FXCM Pro. Included in Q3 2014 discontinued ops is $6.7 million from Retail, $11.0 million from Lucid, $5.4 million from V3 and $0.5 million from Faros.

[2] Represents the elimination of a $0.4 million benefit in Q3 2014 attributable to the remeasurement of our tax receivable agreement liability to reflect a revised effective tax rate.

[3] Represents the elimination of stock-based compensation associated with the IPO of $2.2 million in Q3 2014.

[4] Represents regulatory and professional fees of $1.3 million in Q3 2015 including $0.2 million of costs related to the cyber security incident, the net expense relating to pre-August 2010 trade execution practices and other regulatory fees and fines of $0.8 million in Q3 2014 and the $2.3 million charge related to a put option payment for Online Courses in Q3 2014.

18

Financial Summary

Three Months Ended June 30, 2015 and 2014 (unaudited)

($'s in Thousands)

	Three Months Ended June 30, 2015						Three Months Ended June 30, 2014						
	Continuing Ops	Adjust.	Adj Continuing Ops	Disc Ops	Adjust.	Adjusted Combined	Continuing Ops	Adjust.	Adj Continuing Ops	Disc Ops	Adjust.	Adjusted Combined	Change in Adjusted Combined
Trading Revenue[1]	$ 59,211	$ -	$ 59,211	$ 20,486	$ -	$ 79,697	$ 74,427	$ -	$ 74,427	$21,096	$ -	$ 95,523	$ (15,826)
Interest	243	-	243	(5)	-	238	381	-	381	148	-	529	(291)
Other	1,058	-	1,058	977	-	2,035	279	-	279	1,596	-	1,875	160
Adjusted Total Revenues	**60,512**	**-**	**60,512**	**21,458**	**-**	**81,970**	**75,087**	**-**	**75,087**	**22,840**	**-**	**97,927**	**(15,957)**
									-				
Compensation and benefits[2]	23,457	-	23,457	3,766	-	27,223	24,371	(2,232)	22,139	4,450	-	26,589	634
Referring broker fees	14,601	-	14,601	-	-	14,601	16,111	-	16,111	383	-	16,494	(1,893)
Advertising and marketing	3,483	-	3,483	209	-	3,692	6,198	-	6,198	886	-	7,084	(3,392)
Communication and technology	9,243	-	9,243	2,180	-	11,423	8,662	-	8,662	3,370	-	12,032	(609)
Trading costs	960	-	960	4,790	-	5,750	1,855	-	1,855	6,175	-	8,030	(2,280)
General and administrative[3]	12,718	(1,198)	11,520	1,242	-	12,762	13,340	(1,544)	11,796	2,271	-	14,067	(1,305)
Bad debt expense[4]	388	(388)	-	-	-	-	-	-	-	-	-	-	-
Adjusted Operating Expenses	**64,850**	**(1,586)**	**63,264**	**12,187**	**-**	**75,451**	**70,537**	**(3,776)**	**66,761**	**17,535**	**-**	**84,296**	**(8,845)**
(Loss) gain on equity method investments, net	**(37)**	-	(37)	**(576)**	-	(613)	**(81)**	-	(81)	**(143)**	-	(224)	(389)
Adjusted EBITDA	**$ (4,375)**	**$ 1,586**	**$ (2,789)**	**$ 8,695**	**$ -**	**$ 5,906**	**$ 4,469**	**$3,776**	**$ 8,245**	**$ 5,162**	**$ -**	**$ 13,407**	**$ (7,501)**

Footnotes:

(1) Included in Q2 2015 continuing ops is $54.3 million from Retail and $4.9 million from FXCM Pro. Included in Q2 2015 discontinued ops is $2.5 million from Retail, $9.5 million from Lucid, $8.2 million from V3 and $0.3 million from Faros.

Included in Q2 2014 continuing ops is $69.0 million from Retail and $5.4 million from FXCM Pro. Included in Q2 2014 discontinued ops is $4.7 million from Retail, $11.8 million from Lucid, $4.4 million from V3 and $0.2 million from Faros.

(2) Represents the elimination of stock-based compensation associated with the IPO of $2.2 million in Q2 2014.

(3) Represents legal fees resulting from the January 15, 2015 SNB event of $1.2 million in Q2 2015, the net expense relating to pre-August 2010 trade execution practices and other regulatory fees and fines of $0.2 million in Q2 2014 and the $1.3 million charge related to a put option payment for Online Courses in Q2 2014.

(4) Represents the net bad debt expense related to client debit balances associated with the January 15, 2015 SNB event.

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